                                                                   EXHIBIT 99


Loews Cineplex Entertainment Corporation
Summary of Operating Results                                       Table I
Third Quarter Ended November 30, 2000 v. 1999
(in thousands, except shares outstanding and per share data)

                       EQUITY BASIS

                                                     3 Months Ended November 30,        9 Months Ended November 30,

                                                         2000               1999           2000              1999
                                                         ----               ----           ----              ----
REVENUES
Box Office                                          $    133,769       $   145,823      $   459,452      $   500,197
Concession                                                51,921            53,228          177,762          186,728
Other                                                      6,447            10,199           25,211           27,401
                                                    ------------       -----------      -----------      -----------
                                                         192,137           209,250          662,425          714,326

EXPENSES
Theatre operations and other expenses                    163,505           161,090          527,176          531,722
Cost of concessions                                        8,577             8,703           28,764           29,082
General and administrative                                12,109            13,282           38,608           39,691
                                                    ------------       -----------      -----------      -----------

Modified EBITDA (a)                                        7,946            26,175           67,877          113,831

Depreciation and amortization                             33,639            30,084           94,908           83,891
Restructuring Charges                                      5,363                 0            5,363                0
Loss on sale/disposals of theatres                       126,548             2,411          165,327            7,124
                                                    ------------       -----------      -----------      -----------

(LOSS)/INCOME FROM OPERATIONS                           (157,604)           (6,320)        (197,721)          22,816
INTEREST EXPENSE                                          27,451            17,619           72,573           51,265
                                                    ------------       -----------      -----------      -----------
LOSS BEFORE INCOME TAXES                                (185,055)          (23,939)        (270,294)         (28,449)
INCOME TAX EXPENSE/(BENEFIT)                                 840              (101)           2,610            1,405
                                                    ------------       -----------      -----------      -----------

NET LOSS                                               ($185,895)         ($23,838)       ($272,904)        ($29,854)
                                                    ============       ===========      ===========      ===========

Attributable EBITDA (b)                                  $11,218       $    28,249          $76,391         $119,547
                                                    ============       ===========      ===========      ===========

Weighted Average Shares and
equivalent outstanding - Basic & Diluted              58,622,646        58,622,646       58,622,646       58,622,646

Net Loss per share - Basic & Diluted                      ($3.17)           ($0.41)          ($4.66)          ($0.51)

Debt Balance, net of cash at 11/30/00                 $1,007,024
                                                    ============


NOTES:

(a) Modified EBITDA consists of earnings, including equity earnings from investments in the Company's partnerships before interest, taxes, depreciation and amortization, losses on asset disposals or sales, and restructuring charges. Modified EBITDA should not be construed as an alternative to operating income (as determined in accordance with U.S.
    GAAP). In addition, the Modified EBITDA measure presented herein may not be comparable to similarly titled measures reported by other companies.

(b) Modified EBITDA, including equity earnings          $  7,946       $  26,175       $  67,877      $  113,831
     Less (Add): Equity income/(loss) / other included
              in Modified EBITDA                          (1,244)            261          (1,089)          2,248
     Add: EBITDA from Partnerships                         4,056           4,670          14,850          15,928
                                                        --------       ---------       ---------      ----------
       Total EBITDA                                       13,246          30,584          83,816         127,511

          Less: Partners' share of Total EBITDA            2,028           2,335           7,425           7,964
                                                        --------       ---------       ---------      ----------
       Attributable EBITDA                              $ 11,218       $  28,249       $  76,391      $  119,547
                                                        ========       =========       =========      ==========

Loews Cineplex Entertainment Corporation
Summary of Operating Results                                          Table II
Third Quarter Ended November 30, 2000 v. 1999                        Page 1 of 2
(in thousands, except shares outstanding and per share data)

                  FULLY COMBINED BASIS

                                                     3 Months Ended   November 30,              9 Months  Ended November 30,

                                                         2000                  1999                 2000                 1999
                                                     -----------           -----------          -----------          -----------
REVENUES
Box Office                                           $   152,140           $   164,823          $   520,154          $   561,386
Concession                                                59,533                60,697              203,130              211,689
Other                                                      8,937                10,924               29,384               27,650
                                                     -----------           -----------          -----------          -----------
                                                         220,610               236,444              752,668              800,725

EXPENSES
Theatre operations and other expenses                    184,072               181,436              593,471              596,635
Cost of concessions                                        9,982                10,007               33,247               33,284
General and administrative                                13,310                14,417               42,134               43,295
                                                     -----------           -----------          -----------          -----------

Total EBITDA (a)                                          13,246                30,584               83,816              127,511

Depreciation and amortization                             37,263                32,259              104,316               89,992
Restructuring Charges                                      5,363                     0                5,363                    0
Loss on sale/disposals of theatres                       126,930                 2,419              166,147                7,146
                                                     -----------           -----------          -----------          -----------

(LOSS)/INCOME FROM OPERATIONS                           (156,310)               (4,094)            (192,010)              30,373
PARTNERS' SHARE                                             (758)                  525                  321                3,049
INTEREST EXPENSE                                          29,483                18,785               77,824               54,572
                                                     -----------           -----------          -----------          -----------

LOSS BEFORE INCOME TAXES                                (185,035)              (23,404)            (270,155)             (27,248)
INCOME TAX EXPENSE                                           860                   434                2,749                2,606
                                                     -----------           -----------          -----------          -----------

NET LOSS                                               ($185,895)             ($23,838)           ($272,904)            ($29,854)
                                                     ===========           ===========          ===========          ===========

Attributable EBITDA (b)                              $    11,218           $    28,249          $    76,391          $   119,547
                                                     ===========           ===========          ===========          ===========

Level of Attributable Debt, net of cash at
 11/30/00                                            $ 1,040,841
                                                     ===========


Operating Statistics:
---------------------

Total Attendance                                          27,371                29,921               93,309              103,654
Revenues per location (c)                            $    586.73           $    582.37          $  1,970.34          $  1,967.38
Revenues per screen (c)                              $     74.45           $     81.22          $    255.49          $    279.49
Total EBITDA per location (c)                        $     35.23           $     75.33          $    219.41          $    313.29
Total EBITDA per screen (c)                          $      4.47           $     10.51          $     28.45          $     44.51
Attendance per location (c)                                72.80                 73.70               244.26               254.68
Attendance per screen (c)                                   9.24                 10.28                31.67                36.18
Average ticket price - Total Circuit                 $      5.56           $      5.51          $      5.57          $      5.42
  Average ticket price - U.S.                        $      6.28           $      6.17          $      6.25          $      6.10
  Average ticket price - Canada                      $      3.90           $      3.72          $      3.81          $      3.69
  Average ticket price - International               $      3.35           $      3.87          $      3.47          $      3.77
Concession revenue per patron - Total Circuit        $      2.18           $      2.03          $      2.18          $      2.04
  Concession revenue per patron - U.S.               $      2.44           $      2.24          $      2.42          $      2.26
  Concession revenue per patron - Canada             $      1.65           $      1.55          $      1.62          $      1.56
  Concession revenue per patron - International      $      1.10           $      1.11          $      1.15          $      1.10
Concession margin                                          83.23%                83.51%               83.63%               84.28%
Operating margin                                            6.00%                12.93%               11.14%               15.92%
Profit per patron                                    $      0.48           $      1.02          $      0.90          $      1.23

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Loews Cineplex Entertainment Corporation
Summary of Operating Results                                            Table II
Quarter Ended November 30, 2000 v. November 30, 1999                 Page 2 of 2


NOTES:

(a) Total EBITDA consists of EBITDA plus loss on sale/disposals of theatres and restructuring charges and includes 100% of the operating results of the Company's partnerships. Total EBITDA should not be construed as an alternative to operating income (as determined in accordance with U.S.
       GAAP), as a measure of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with U.S. GAAP), as a measure of the Company's liquidity. In addition, the Total EBITDA measure presented herein may not be comparable to similarly titled measures reported by other companies. Total EBITDA measures the amount of cash that a company has available for investment or other uses and is used by the Company as a measure of its performance. The Company believes that Total EBITDA is an important measure, in addition to cash flow from operations and EBITDA, in viewing its overall liquidity and borrowing capacity.

(b) Attributable EBITDA consists of Total EBITDA less partners' share of Total EBITDA.

(c) All per screen and location ratios are based upon the weighted average number of screens and locations in operation during the period and include 100% of the results of the significant partnerships in which the Company has a 50% interest.